* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

VIA FEDEX AND EMAIL

December 20, 2018

Brickell Key Investments LP

11 New Street

St. Peter Port

Guernsey GY1 2PF

[*]

Brickell Key Asset Management Limited

11 New Street

St. Peter Port

Guernsey GY1 2PF

[*]

Brickell Key Asset Management (US) Inc.

18 Broad Street

Suite 201D

Charleston, SC 29401

U.S.A.

[*]

Re:	Notice of Exercise of Rights Under Section 2.5 of Claims Proceeds Investment Agreement Dated February 24, 2016 ("CPIA"), as amended (the “ROFO Exercise”)

Dear Corporate Secretary:

This letter relates to that certain Claims Proceeds Investment Agreement dated February 24, 2016 (the "CPIA") between ParkerVision, Inc., a Florida corporation ("ParkerVision"), and Brickell Key Investments LP, a Delaware limited partnership ("Investor"), as amended by Letter Amendment dated May 26, 2016 (the “First Letter Amendment”), a second letter amendment dated December 27, 2017 (the “Second Letter Amendment”), a third letter amendment dated April 23, 2018 (the “Third Letter Amendment”), and the Amendment of Security Interest, Amendment to Claims Proceeds Investment Agreement and Consent, dated August 23, 2018 (“Amendment of Security Interest”) and related Letter Agreement as to Mintz Security between ParkerVision and Investor, dated August 23, 2018 (“Letter Agreement as to Mintz Security”), copies of which are attached hereto as Exhibits A, B, C, D, E and F. All terms not otherwise defined herein shall have their meanings set forth in the CPIA, as amended.

On or about the date hereof, Investor is exercising its right of first offer provided for in Section 2.5(a) of the CPIA and hereby increases Investor’s Commitment to and Investment in ParkerVision by up to $2,500,000, payable as follows:

(a)	$2,500,000 payable within two (2) Business Days from the date of this ROFO Exercise notice;

(b)	Investor’s Commitment to and Investment in ParkerVision is hereby increased by $2,500,000 (the “Fourth Additional Investment”). For all purposes, the Fourth Additional Investment shall be considered part of the Commitment and the Investment, as such terms are defined in the CPIA, and shall have all rights, entitlements, benefits, privileges and priorities thereof; provided that, the Minimum Return as to such Fourth Additional Investment as set forth in Section (d)(iii) below shall be calculated from the date ParkerVision receives the Fourth Additional Investment. As of the date hereof and following receipt of the Fourth Additional Investment, Investor’s aggregate Investment in ParkerVision, exclusive of any Patent Asset Proceeds repaid to Investor as of the date hereof, is $18,000,000 (the “Aggregate Investment”).

(c)	As consideration for the Fourth Additional Investment, ParkerVision

i.	subject to the Amendment of Security Interest and Letter Agreement as to Mintz Security, grants to Investor a Security Interest over the patents and Patent Pending Applications listed in Schedule A of the CPIA and in Annex 1 of the First Letter Amendment and in Annex 1 of the Third Letter Amendment, such Security Interest set forth in Annex A hereto;

ii.	grants Investor additional warrants in ParkerVision as set forth in that certain Warrant Agreement, dated as of the date hereof, the form of which is attached hereto as Annex B;

iii.	shall pay to Investor a return on the amount of the Fourth Additional Investment equal to [*], “Fourth Additional Investment Minimum Return”); and

iv.	[*]

(d)	In addition, upon the occurrence of any Change of Control of ParkerVision, ParkerVision and its successors and assigns shall pay to Investor an amount equal to the aggregate Investor’s Return, including the Fourth Additional Investment Minimum Return, calculated as if the Change of Control transaction price is considered Scheduled Patent Proceeds. For all purposes herein, a “Change of Control” shall mean the sale of all or substantially all of the assets of ParkerVision; any merger, consolidation or acquisition of ParkerVision with, by or into another corporation, entity or person; or any change in the ownership of more than fifty percent (50%) of the voting capital stock of ParkerVision in one or more related transactions. Investor shall have the sole option to waive Investor’s right to payment in favor of assignment of the CPIA to the successor party.

(e)	[*], acknowledges and agrees that the certain Subordination Agreement with ParkerVision dated February 23, 2016 (to which Investor is a third-party beneficiary), attached hereto as Exhibit G, is and shall remain in full force and effect as to Investor’s Aggregate Investment (including the amounts of the First Additional Investment, the Second Additional Investment, the Third Additional Investment and the Fourth Additional Investment and the respective Minimum Returns thereon).

Other than as expressly set forth above, no other terms and conditions of the CPIA are hereby amended, modified or revoked. Any and all disputes hereunder shall be finally determined in accordance with Section 9 of the CPIA.

Sincerely,

PARKERVISION, INC.

Name: Cynthia Poehlman
Title: Chief Financial Officer and Authorized Signatory

ACKNOWLEDGED AND AGREED:

BRICKELL KEY INVESTMENTS LP

Name:
Title:	Director for and on behalf of Brickell Key Partners GP Limited, as General Partner of Brickell Key Investments LP

AS TO CLAUSE (E) ONLY:

ACKNOWLEDGED AND AGREED:

[*]

Name:
Title:

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